SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: January 23, 2003

Date of earliest event reported: January 23, 2003

MAINE PUBLIC SERVICE COMPANY

(Exact name of registrant as specified in its charter)

Maine

(State or other jurisdiction of

incorporation or organization)

1-3429

(Commission File No.)

01-0113635

(I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 207-768-5811

Maine Public Service Company

Item 5. Other Events.

Effective January 24, 2003, David N. Felch, CPA, was named to Maine Public Service Company's Board of Directors and will serve on the Audit Committee and the Pension Investment Committee.

Born in Washburn, Maine Felch received a Bachelors degree in Accounting from Husson College in 1968. Upon graduation, he joined a national accounting firm in Boston, Massachusetts. In 1977, he returned to Aroostook County, Maine and started the firm of Felch & Company, LLC. Based on the number of CPA's employed by his firm, "Maine Biz" ranks Felch & Company among the fifteen largest accounting firms in the State of Maine.

Felch is a member of the Maine Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

He and his wife, Brenda, reside at Cross Lake, Maine. They have three children and four grandchildren.

Item 7. Financial Statements and Exhibits

(c) Exhibits - None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE PUBLIC SERVICE COMPANY

Date: January 24, 2003

By: /s/ Larry E. LaPlante

Larry E. LaPlante, Vice President,

Treasurer and Chief Financial Officer